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                                                                     EXHIBIT 3.8

                        FIFTH AMENDMENT TO LOAN AGREEMENT

          This FIFTH AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered
                                                        ---------
into as of April 17, 2002, between ASSOCIATED HYGIENIC PRODUCTS LLC, a Delaware limited liability company ("Borrower"), and FOOTHILL CAPITAL CORPORATION, in its
                            --------
capacity as administrative agent ("Agent") for the Lenders (as defined below),
                                   -----

                              W I T N E S S E T H:

          WHEREAS, Borrower, the Lenders (as defined therein) and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 14, 2001, as amended by that certain First Amendment to Loan Agreement, as further amended by that certain Second Amendment to Loan Agreement, as further amended by that certain Third Amendment and Waiver to Loan Agreement, and as further amended by that certain Fourth Amendment to Loan Agreement prior to the date hereof (as the same may be further modified, amended, restated or supplemented from time to time, the "Loan Agreement"),
                                                          --------------
pursuant to which the Lenders have agreed to extend credit to Borrower from time to time; and

          WHEREAS, the United States District Court for the Middle District of Georgia, Albany Division, has entered a judgment (the "Patent Infringement
                                                       -------------------
Judgment") on the jury's verdict in favor of the plaintiffs in the amount of
--------
$10,400,000.00 in the matter of John M. Tharpe; Robert M. Herrin; and R&L Engineering, Inc., Plaintiffs, vs. DSG International Limited, and Associated Hygienic Products, LLC, Defendant; and

          WHEREAS, Borrower hereby represents and warrants that the parties have entered into a settlement of all claims under the Patent Infringement Judgment and the related litigation pursuant to that certain Settlement Agreement dated as of April 9, 2002 (the "Settlement Agreement"); and
                          --------------------

          WHEREAS, Borrower has requested that Agent and the Lenders amend the Loan Agreement to permit Borrower to use up to $1,450,000 in Advances (as defined in the Loan Agreement) to fund, in part, the amounts due under the Settlement Agreement; and

          WHEREAS, Agent and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein;

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          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement and further agree as follows:

     l.   Amendments to Loan Agreement.
          ----------------------------

          (a) Amendments to Section 1.1 of the Loan Agreement. Section 1.1,
              -----------------------------------------------
"Definitions," is hereby amended and modified by inserting the following
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definitions in appropriate alphabetical order therein:

          ""Settlement Agreement" means that certain Settlement Agreement dated
            --------------------
          as of April 9, 2002 by and among the parties signatory thereto to settle all claims against the Borrower and DSG related to that certain judgment entered by the United States District Court for the Middle District of Georgia, Albany Division, on the jury's verdict in favor of the plaintiffs in the amount of $10,400,000 in the matter of John
          M. Tharpe; Robert M. Herrin; and R&L Engineering, Inc., Plaintiffs, vs. DSG International Limited, and Associated Hygienic Products, LLC, Defendants, or any other litigation or claims related thereto."

          ""Subordinated Note A-3" means the indebtedness of Borrower to
            ---------------------
          Disposable Soft Goods (UK) Plc, evidenced by that certain promissory note executed by Borrower and payable to the order of Disposable Soft Goods (UK) Plc dated as of April 17, 2002, in the original principal amount of $2,750,000, in form and substance satisfactory to Agent."

          (b) Amendment to Section 3.3 of the Loan Agreement. Section 3.3 of the
              ----------------------------------------------
Loan Agreement, "Conditions Precedent to all Extensions of Credit," is hereby
                 ------------------------------------------------
amended and modified by deleting the "and" at the end of subsection 3.3(c), by deleting the period at the end of subsection 3.3(d) and substituting "; and" therefor, and adding the following subsection 3.3(e):

          "(e) with regard to any Capital Expenditure Loan, Borrower and DSG shall have satisfied all of their respective obligations under the Settlement Agreement, and Excess Availability shall be $3,500,000 or more on the date of such Capital Expenditure Loan."

          (c) Amendment to Section 7.1 of the Loan Agreement. Section 7.1 of the
              ----------------------------------------------
Loan Agreement, "Indebtedness," is hereby amended and modified by deleting
                 ------------
subsection (d) thereof in its entirety and substituting the following in lieu thereof:

          "(d) Indebtedness evidenced by Subordinated Note A-2 (as such term is defined in the Subordination, Waiver and Consent Agreement dated as of September 11,

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2001 among Borrower, Agent and Disposable Soft Goods (UK) Plc), Subordinated
Note B and Subordinated Note A-3,"

          (d) Amendment to Section 7.8 of the Loan Agreement. Section 7.8 of the
              ----------------------------------------------
Loan Agreement, "Payments, Prepayments and Amendments," is hereby amended and
                 ------------------------------------
modified by deleting subsection (a) thereof in its entirety and substituting the following in lieu thereof:

          "(a) Make any payments of principal of, or interest or fees on, Subordinated Note A-2, Subordinated Note B or Subordinated Note A-3; provided,
                                                                     --------
however, that Borrower may make regularly scheduled interest payments on
-------
Subordinated Note A-2 if (i) no Event of Default has occurred and is continuing, and (ii) Borrower has demonstrated to the satisfaction of Agent that, after giving effect to such payment, Excess Availability is $10,000,000 or more; provided, further, that Borrower may refinance and pay in full the Subordinated
--------  -------
Note A-2 with the proceeds of new subordinated debt provided by an Affiliate of Borrower on terms and conditions, and subject to a Subordination Agreement and other documents, in form and substance satisfactory to Agent, and provided,
                                                                  --------
further, Borrower may make regularly scheduled payments of principal and
-------
interest on Subordinated Note A-3 if (i) no Event of Default has occurred and is continuing, and (ii) Borrower has demonstrated to the satisfaction of Agent that, after giving effect to such payment, Excess Availability (after subtracting the amount of any payables of the Borrower which are more than 60 days past due) is $10,000,000 or more."

          (e) Amendment to Section 7.11 of the Loan Agreement. Section 7.11 of
              -----------------------------------------------
the Loan Agreement, "Distributions," is hereby amended and modified by deleting
                     -------------
Section 7.11 in its entirety and substituting the following in lieu thereof:

          "7.11 Distributions. Make any distribution or declare or pay any
                -------------
dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding, or pay any management fees; provided, however, so long as
                                                   --------  -------
no Default or Event of Default exists on the date of such distribution or immediately after giving effect thereto, and Borrower demonstrates to the reasonable satisfaction of Agent that Excess Availability will be at least $1,000,000 after giving effect to such distribution, Borrower may from time to time during or following the end of any fiscal quarter during which Borrower was a Pass-Through Entity, distribute to its respective equity holders in cash an amount not in excess of the Tax Distribution Amount for the portion of the fiscal year during the end of such fiscal quarter, minus the aggregate amount of any such distributions therefor made in respect of such fiscal year; provided, however, that in no event shall the amount so distributed in respect of any fiscal year exceed the actual amount of federal and state income taxes for such year solely attributable to the ownership of Borrower's equity interest. The amount of any distribution of the Tax Distribution Amount under this Section shall be verified by the chief financial officer of Borrower in the certificate

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required under Section 6.3 and in the written statement required of Borrower's
               -----------
accountants under Section 6.3."
                  -----------

          (f) Amendment to Section 7.17 of the Loan Agreement. Section 7.17 of
              -----------------------------------------------
the Loan Agreement, "Use of Proceeds," is hereby amended and modified by
                     ---------------
deleting Section 7.17 in its entirety and substituting the following in lieu thereof:

          "7.17 Use of Proceeds. Use the proceeds of (a) the Advances and the
                ---------------
Term Loan for any purpose other than (i) on the Closing Date, (x) to facilitate the Drypers Acquisition, (y) to restate and restructure amounts owing under the Prior Loan Agreement, and (z) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes; provided, Borrower may use the proceeds of Advances in an aggregate amount not exceeding $1,450,000 to pay amounts due under the Settlement Agreement, and (b) the Capital Expenditure Loan for any purpose other than to purchase Equipment."

     2. No Other Amendments or Waivers. The execution, delivery and
        ------------------------------
effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders under the Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents. Except for the amendments set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect and Borrower hereby ratifies and confirms its obligations thereunder. This Amendment shall not constitute a modification of the Loan Agreement or any of the other Loan Documents or a course of dealing with Agent or the Lenders at variance with the Loan Agreement or the other Loan Documents such as to require further notice by Agent or the Lenders to require strict compliance with the terms of the Loan Agreement and the other Loan Documents in the future, except as expressly set forth herein. Borrower acknowledges and expressly agrees that Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement and the other Loan Documents. Borrower has no knowledge of any challenge to Agent's or any Lenders' claims arising under the Loan Documents, or to the effectiveness of the Loan Documents.

     3. Conditions Precedent to Effectiveness. This Amendment shall become
        -------------------------------------
effective as of the date hereof when, and only when, Agent shall have received:

          (a) an amendment fee from Borrower in the amount of $25,000, which fee shall be fully earned and non-refundable when paid (it being understood that, by execution and delivery of this Amendment, Borrower authorizes Agent to charge Borrower's Loan Account for such fee and such amount shall thereafter accrue interest at the rate applicable to Advances under the Loan Agreement in accordance with Section 2.6 of the Loan Agreement);

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          (b) counterparts of this Amendment duly executed and delivered by
Borrower and the Lenders;

          (c) true and correct copies of a court order or settlement agreement approving the settlement of the Patent Infringement Judgment, in form and substance satisfactory to Agent;

          (d) evidence of Borrower's receipt of not less than $2,750,000 in subdebt from Disposable Soft Goods (UK) Plc and copies of all documents evidencing such indebtedness, on terms and conditions satisfactory to Agent;

          (e) a subordination agreement executed by and among Borrower, Agent and Disposable Soft Goods (UK) Plc, on terms and conditions satisfactory to Agent;

          (f) a wire of the funds described in (d) above, together with instructions from Borrower to wire transfer such funds and Advances hereunder directly to the plaintiffs in full satisfaction of the Settlement Agreement; and

          (g) such other information, documents, instruments or approvals as Agent or Agent's counsel may reasonably require.

     4. Representations and Warranties of Borrower. Borrower represents and
        ------------------------------------------
warrants as follows:

          (a) Borrower is a limited liability company organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment and all other jurisdictions in which the failure to be so qualified reasonably could be expected to constitute a Material Adverse Change;

          (b) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, are within Borrower's limited liability company powers, have been duly authorized by all necessary limited liability company action and do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's members or any approval or consent of any Person under any material contractual obligation of Borrower;

          (c) The execution, delivery, and performance by Borrower of this Amendment and the Loan Documents to which it is a party, as amended hereby, do not

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

and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person;

          (d) This Amendment and each other Loan Document to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally; and

          (e) After giving effect to this Amendment, no Default or Event of Default is existing.

     5. Counterparts. This Amendment may be executed in multiple counterparts,
        ------------
each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

     6. Reference to and Effect on the Loan Documents. Upon the effectiveness of
        ---------------------------------------------
this Amendment, on and after the date hereof each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof' or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement" "thereunder," "thereof' or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

     7. Costs Expenses and Taxes. Borrower agrees to pay on demand all costs and
        ------------------------
expenses in connection with the preparation, execution, and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder and thereunder.

     8. Governing Law. This Amendment shall be deemed to be made pursuant to the
        -------------
laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia, and shall be construed, interpreted, performed and enforced in accordance therewith.

     9. Loan Document. This Amendment shall be deemed to be a Loan Document for
        -------------
all purposes.

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